UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The registrant is filing this amendment to its Form 8-K filed on October 20, 2011 to update Item 3.01.

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 20, 2011, Cano Petroleum, Inc. (“Cano”) filed a current report on Form 8-K to report that it had received a letter from NYSE Amex LLC (the “Exchange”) on October 14, 2011 indicating that Cano was not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to Cano’s failure to timely file its annual report on Form 10-K for the year ended June 30, 2011 (the “Annual Report”) with the Securities and Exchange Commission.  In addition, the Exchange asserted that Cano’s failure to timely file its Annual Report is a material violation of its listing agreement with the Exchange.  On October 20, 2011, Cano filed the Annual Report.  On October 26, 2011, Cano received a letter from the Exchange indicating, among other things, that based on its review of publicly available information, Cano has resolved the continued listing deficiency referenced in the Exchange’s letter dated October 14, 2011 by filing the Annual Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: October 28, 2011
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer